EXHIBIT 99.1
Element Solutions Inc
Reports Record Results in Third Quarter 2025

•Net sales of $656 million, an increase of 2% on a reported basis or 5% on an organic basis from the third quarter of 2024
•Reported net income of $39 million, compared to $40 million in the same period last year, a decrease of 3% on a reported basis
•Adjusted EBITDA of $147 million, a record since the founding of Element Solutions, an increase of 3% on a reported basis compared to $143 million in the same period last year
•Adjusted EBITDA would have increased 10% year over year, excluding the impact of the divested MacDermid Graphics Solutions business in both periods
•Third quarter 2025 cash flows from operating activities of $100 million and adjusted free cash flow of $84 million
Miami, Fla., October 28, 2025 -- Element Solutions Inc (NYSE:ESI) (“Element Solutions” or the “Company”), a global and diversified specialty chemicals technology company, today announced its financial results for the three and nine months ended September 30, 2025.
Executive Commentary
Chief Executive Officer Benjamin Gliklich commented, “Element Solutions’ strong 2025 continued in the third quarter with record adjusted EBITDA, despite the lost contribution from our recently sold Graphics business. In a mixed overall macroeconomic backdrop, like-for-like adjusted EBITDA growth of 10% year over year demonstrates the strength of our execution. The solid implementation of our strategy to position ourselves in the fastest growing, highest value pockets of our markets continues to deliver for our electronics business, as we report its 6th consecutive quarter of high single-digit organic revenue growth. While certain markets like power electronics softened, data center driven demand and the seasonal uplift from smart phone pre-builds pushed our Electronics segment to record revenue. We grew earnings in the Industrial & Specialty segment in a sluggish macro environment through procurement, productivity and portfolio optimization initiatives as well as ongoing performance from our Energy Solutions business. Overall, it was an exceptional quarter.”

Mr. Gliklich continued, “The consistent execution and underlying market conditions driving our results should continue through the end of 2025. Accordingly, we are narrowing our full year 2025 adjusted EBITDA guidance to the highest end of our prior range. While the Micromax acquisition announced today will not contribute this year, it should add meaningfully to earnings growth in 2026. We continue to work diligently to convert further opportunities to accelerate earnings growth from here, including Kuprion commercialization along with other new product introductions and additional potential acquisitions. I am very grateful for my colleagues around the world today as we report both record results and announce a new avenue for future long-term value creation in Micromax. Our ability to balance both organic operational excellence and prudent capital allocation testifies to the quality of our team and deepens my conviction in our bright future.”
Third Quarter 2025 Highlights (compared with third quarter 2024)
•Net sales on a reported basis for the third quarter of 2025 were $656 million, an increase of 2% over the third quarter of 2024. Organic net sales increased 5%.
◦Electronics: Net sales increased 11% to $465 million. Organic net sales increased 7%.
◦Industrial & Specialty: Net sales decreased 16% to $191 million, of which 17% resulted from divestitures. Organic net sales remained relatively flat.
•Third quarter of 2025 earnings per share (EPS) performance:
◦GAAP diluted EPS was $0.16, as compared to $0.17 for the same period last year.
◦Adjusted EPS was $0.41, as compared to $0.39 for the same period last year.

•Reported net income for the third quarter of 2025 was $39 million, as compared to $40 million for the third quarter of 2024, a decrease of 3%.
◦Net income margin decreased by 30 basis points to 6.0%.
•Adjusted EBITDA for the third quarter of 2025 was $147 million, as compared to $143 million for the third quarter of 2024. On a constant currency basis, adjusted EBITDA increased 1%.
◦Electronics: Adjusted EBITDA was $102 million, an increase of 3%. On a constant currency basis, adjusted EBITDA increased 1%.
◦Industrial & Specialty: Adjusted EBITDA was $45 million, an increase of 3%. On a constant currency basis, adjusted EBITDA increased 1%. The MacDermid Graphics Solutions business had a negative impact of 21% on constant currency adjusted EBITDA growth.
◦Adjusted EBITDA margin increased by 30 basis points to 22.4%. On a constant currency basis, adjusted EBITDA margin increased by 20 basis points.
2025 Guidance
The Company now expects full year 2025 adjusted EBITDA to be between $545 million and $550 million and adjusted free cash flow to be approximately $280 million.

Conference Call
Element Solutions will host a webcast/dial-in conference call to discuss its 2025 third quarter financial results at 8:30 a.m. (Eastern Time) on Wednesday, October 29, 2025. Participants on the call will include Chief Executive Officer Benjamin H. Gliklich and Chief Financial Officer Carey J. Dorman.
To listen to the call by telephone, please dial 888-510-2346 (domestic) or 646-960-0111 (international) and provide the Conference ID: 3799230. The call will be simultaneously webcast at www.elementsolutionsinc.com. A replay of the call will be available after completion of the live call at www.elementsolutionsinc.com.
About Element Solutions
Element Solutions Inc is a leading global specialty chemicals technology company whose businesses supply a broad range of solutions that enhance the performance of products people use every day. Developed in multi-step technological processes, these innovative solutions enable customers' manufacturing processes in several key industries, including consumer electronics, power electronics, semiconductor fabrication, communications and data storage infrastructure, automotive systems, industrial surface finishing and offshore energy.
More information about the Company is available at www.elementsolutionsinc.com.

Forward-Looking Statements
This release is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 as it contains "forward-looking statements" within the meaning of the federal securities laws. These statements will often contain words such as "expect," "anticipate," "project," "will," "should," "believe," "intend," "plan," "assume," "estimate," "predict," "seek," "continue," "outlook," "may," "might," "aim," "can have," "likely," "potential," "target," "hope," "goal," "priority," "guidance" or "confident" and variations of such words and similar expressions. Examples of forward-looking statements include, but are not limited to, statements, beliefs, projections and expectations regarding strategy implementation; industrial macro environment; execution and market conditions through the end of the year; full year 2025 adjusted EBITDA guidance; the expected benefit of the Micromax acquisition, including its contribution to the Company's results in 2026; opportunities to accelerate earnings growth, including Kuprion commercialization, new product introductions and additional potential acquisitions; and future long-term value creation in Micromax. These projections and statements are based on management's estimates, assumptions or expectations with respect to future events and financial performance, and are believed to be reasonable, though are inherently uncertain and difficult to predict. Such projections and statements are based on the assessment of information available as of the current date, and the Company does not undertake any obligations to provide any further updates. Actual results could differ materially from those expressed or implied in the forward-looking statements if one or more of the underlying estimates, assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the war in Ukraine, the Israel-Hamas conflict and other hostilities in the Middle-East as well as actions in response thereto and their impact on market conditions and the global economy; increases in tariffs and/or imposition of new tariffs and other changes in trade policy, in the U.S. and other countries, and other economic factors that may affect cost structure and demand; capital requirements and need for and availability of financing; the impact of government regulations on our ability to conduct operations; the impact of new accounting standards and accounting changes; dividend policy and dividend declarations; hedging activities; timing and outcome of environmental and legal matters; the impact of tax planning strategies, assessments and settlements; the impact of changes to privacy, cybersecurity, environmental, global trade, tax and other governmental regulations; impairments, including those on goodwill and other intangible assets; market volatility, including as a result of tariff uncertainty; price and cost environment; inflation and fluctuations in foreign exchange rates; the Company's liquidity, cash flows and capital allocation; funding sources; capital expenditures; debt and debt leverage ratio; shares repurchases; debt and/or equity issuance or retirement; expected returns to stockholders; and the impact of acquisitions, divestitures, restructurings, refinancings, impairments and other unusual items, including the Company's ability to integrate and obtain the anticipated benefits, results and synergies from these items or other related strategic initiatives. Additional information concerning these and other factors that could cause actual results to vary is, or will be, included in the Company's periodic and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

ELEMENT SOLUTIONS INC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions, except per share amounts)	2025	2024	2025	2024
Net sales	$656.1	$645.0	$1,875.0	$1,832.7
Cost of sales	379.1	377.5	1,081.1	1,053.0
Gross profit	277.0	267.5	793.9	779.7
Operating expenses:
Selling, technical, general and administrative	158.1	157.6	471.2	462.1
Research and development	18.1	14.9	50.2	48.6
Total operating expenses	176.2	172.5	521.4	510.7
Operating profit	100.8	95.0	272.5	269.0
Other (expense) income:
Interest expense, net	(13.3)	(14.2)	(40.5)	(42.4)
Foreign exchange (losses) gains	(11.0)	11.1	(34.4)	24.0
Other expense, net	(14.0)	(14.7)	(22.6)	(29.7)
(Loss) gain on divestitures	(7.0)	—	59.6	—
Total other expense	(45.3)	(17.8)	(37.9)	(48.1)
Income before income taxes and non-controlling interests	55.5	77.2	234.6	220.9
Income tax expense	(16.2)	(36.8)	(49.8)	(32.8)
Net income from continuing operations	39.3	40.4	184.8	188.1
Income from discontinued operations, net of tax	—	—	—	1.6
Net income	39.3	40.4	184.8	189.7
Net income attributable to non-controlling interests	—	(0.1)	(0.1)	(0.2)
Net income attributable to common stockholders	$39.3	$40.3	$184.7	$189.5

Earnings per share
Basic	$0.16	$0.17	$0.76	$0.77
Basic from discontinued operations	—	—	—	0.01
Basic attributable to common stockholders	$0.16	$0.17	$0.76	$0.78

Diluted	$0.16	$0.17	$0.76	$0.77
Diluted from discontinued operations	—	—	—	0.01
Diluted attributable to common stockholders	$0.16	$0.17	$0.76	$0.78

Weighted average common shares outstanding
Basic	241.6	242.1	242.0	242.0
Diluted	242.0	242.6	242.4	242.5

ELEMENT SOLUTIONS INC
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
(dollars in millions)	2025	2024
Assets
Cash and cash equivalents	$594.3	$359.4
Accounts receivable, net of allowance for doubtful accounts of $10.7 and $10.3 at September 30, 2025 and December 31, 2024, respectively	502.2	439.6
Inventories	290.9	246.2
Prepaid expenses	29.3	22.7
Other current assets	109.5	136.9
Current assets held for sale	—	65.2
Total current assets	1,526.2	1,270.0
Property, plant and equipment, net	300.1	276.8
Goodwill	2,234.1	2,132.0
Intangible assets, net	675.6	732.0
Deferred income tax assets	182.8	133.3
Other assets	126.3	140.9
Non-current assets held for sale	—	188.9
Total assets	$5,045.1	$4,873.9
Liabilities and stockholders' equity
Accounts payable	$145.2	$121.3
Current installments of long-term debt	—	10.4
Accrued expenses and other current liabilities	231.5	229.3
Current liabilities held for sale	—	18.7
Total current liabilities	376.7	379.7
Debt	1,625.2	1,813.6
Pension and post-retirement benefits	21.4	22.2
Deferred income tax liabilities	97.4	93.9
Other liabilities	255.7	152.6
Non-current liabilities held for sale	—	13.5
Total liabilities	2,376.4	2,475.5
Stockholders' equity
Common stock: 400.0 shares authorized (2025: 268.1 shares issued; 2024: 267.2 shares issued)	2.7	2.7
Additional paid-in capital	4,235.5	4,214.1
Treasury stock (2025: 26.1 shares; 2024: 25.0 shares)	(373.9)	(349.5)
Accumulated deficit	(891.1)	(1,017.1)
Accumulated other comprehensive loss	(319.5)	(467.2)
Total stockholders' equity	2,653.7	2,383.0
Non-controlling interests	15.0	15.4
Total equity	2,668.7	2,398.4
Total liabilities and stockholders' equity	$5,045.1	$4,873.9

ELEMENT SOLUTIONS INC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended			Nine Months Ended
				September 30,
(dollars in millions)	September 30, 2025	June 30, 2025	March 31, 2025	2025	2024
Cash flows from operating activities:
Net income	$39.3	$47.5	$98.0	$184.8	$189.7
Net income from discontinued operations, net of tax	—	—	—	—	1.6
Net income from continuing operations	39.3	47.5	98.0	184.8	188.1
Reconciliation of net income from continuing operations to net cash flows provided by operating activities:
Depreciation and amortization	38.6	38.2	37.2	114.0	119.8
Deferred income taxes	(9.1)	(2.3)	(4.8)	(16.2)	(33.6)
Foreign exchange losses (gains)	10.3	12.6	5.7	28.6	(24.9)
Incentive stock compensation	4.5	6.3	5.0	15.8	11.5
Loss (gain) on divestitures	7.0	5.5	(72.1)	(59.6)	—
Other, net	2.8	2.4	4.5	9.7	18.6
Changes in assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	(10.1)	(26.7)	(12.8)	(49.6)	(44.4)
Inventories	(9.6)	(7.1)	(18.3)	(35.0)	(21.4)
Accounts payable	(2.5)	(1.0)	19.3	15.8	(0.1)
Accrued expenses	22.3	5.7	(44.5)	(16.5)	17.9
Prepaid expenses and other current assets	(2.1)	(7.5)	(4.8)	(14.4)	(3.5)
Other assets and liabilities	8.7	(1.0)	13.6	21.3	(4.7)
Net cash flows provided by operating activities	100.1	72.6	26.0	198.7	223.3
Cash flows from investing activities:
Capital expenditures	(16.5)	(17.7)	(11.0)	(45.2)	(46.1)
Proceeds from disposal of property, plant and equipment	0.1	0.6	0.1	0.8	—
Proceeds from divestitures (net of cash of $2.3 million)	(1.7)	2.6	322.9	323.8	—
Acquisitions, net of cash acquired	—	—	—	—	(3.9)
Other, net	(0.1)	—	25.6	25.5	(6.4)
Net cash flows (used in) provided by investing activities	(18.2)	(14.5)	337.6	304.9	(56.4)
Cash flows from financing activities:
Repayments of borrowings	—	—	(202.6)	(202.6)	(8.6)
Repurchases of common stock	—	(19.4)	—	(19.4)	—
Dividends	(19.3)	(19.3)	(19.8)	(58.4)	(58.8)
Payment of financing fees	—	—	—	—	(2.1)
Other, net	4.2	—	(4.9)	(0.7)	(12.8)
Net cash flows used in financing activities	(15.1)	(38.7)	(227.3)	(281.1)	(82.3)
Net cash flows provided by operating activities of discontinued operations	—	—	—	—	1.6
Effect of exchange rate changes on cash and cash equivalents	(2.4)	11.3	3.5	12.4	0.5
Net increase in cash and cash equivalents	64.4	30.7	139.8	234.9	86.7
Cash and cash equivalents at beginning of period	529.9	499.2	359.4	359.4	289.3
Cash and cash equivalents at end of period	$594.3	$529.9	$499.2	$594.3	$376.0

ELEMENT SOLUTIONS INC
ADDITIONAL FINANCIAL INFORMATION
(Unaudited)

I. SUMMARY RESULTS
	Three Months Ended September 30,					Nine Months Ended September 30,
(dollars in millions)	2025	2024	Reported	Constant Currency	Organic	2025	2024	Reported	Constant Currency	Organic
Net Sales
Electronics	$465.2	$419.1	11%	10%	7%	$1,298.9	$1,160.0	12%	12%	8%
Industrial & Specialty	190.9	225.9	(16)%	(17)%	0%	576.1	672.7	(14)%	(14)%	0%
Total	$656.1	$645.0	2%	0%	5%	$1,875.0	$1,832.7	2%	2%	5%

Net Income
Total	$39.3	$40.4	(3)%			$184.8	$189.7	(3)%

Adjusted EBITDA
Electronics	$101.5	$98.6	3%	1%		$286.9	$274.7	4%	4%
Industrial & Specialty	45.4	44.1	3%	1%		124.4	130.1	(4)%	(3)%
Total	$146.9	$142.7	3%	1%		$411.3	$404.8	2%	2%

	Three Months Ended September 30,			Constant Currency		Nine Months Ended September 30,			Constant Currency
	2025	2024	Change	2025	Change	2025	2024	Change	2025	Change
Net Income Margin
Total	6.0%	6.3%	(30)bps			9.9%	10.3%	(40)bps

Adjusted EBITDA Margin
Electronics	21.8%	23.5%	(170)bps	21.7%	(180)bps	22.1%	23.7%	(160)bps	22.1%	(160)bps
Industrial & Specialty	23.7%	19.5%	420bps	23.8%	430bps	21.6%	19.3%	230bps	21.7%	240bps
Total	22.4%	22.1%	30bps	22.3%	20bps	21.9%	22.1%	(20)bps	22.0%	(10)bps

II. CAPITAL STRUCTURE
(dollars in millions)		Maturity	Interest Rate	September 30,
				2025
Instrument
Term Loans	(1)	12/18/2030	SOFR plus 1.75%	$836.2
Total First Lien Debt				836.2
Senior Notes due 2028		9/1/2028	3.875%	800.0
Total Debt				1,636.2
Cash Balance				594.3
Net Debt				$1,041.9
Adjusted Shares Outstanding	(2)			244.0
Market Capitalization	(3)			$6,141.5
Total Capitalization				$7,183.4
(1) Element Solutions swapped its floating term loan rate to a fixed rate for a portion of its outstanding term loans through the use of interest rate swaps and cross-currency swaps which mature in December 2028 or December 2029, as applicable. At September 30, 2025, approximately 100% of the Company's debt was fixed.
(2) See "Adjusted Common Shares Outstanding at September 30, 2025 and 2024" following the footnotes under the "Adjusted Earnings Per Share (EPS)" reconciliation table below.
(3) Based on the closing price of the shares of Element Solutions of $25.17 at September 30, 2025.

III. SELECTED FINANCIAL DATA
	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2025	2024	2025	2024
Interest expense	$17.9	$17.4	$53.9	$50.9
Interest paid	24.9	24.3	59.1	56.9
Income tax expense	16.2	36.8	49.8	32.8
Income taxes paid	16.7	21.3	71.5	60.8
Capital expenditures	16.5	12.6	45.2	46.1
Proceeds from disposal of property, plant and equipment	0.1	—	0.8	—
Non-GAAP Measures
To supplement its financial measures prepared in accordance with GAAP, Element Solutions presents in this release the following non-GAAP financial measures: EBITDA, adjusted EBITDA, adjusted EBITDA growth, adjusted EBITDA margin, adjusted EPS, adjusted common shares outstanding, free cash flow, adjusted free cash flow, free cash flow conversion, organic net sales growth, full year 2025 guidance for adjusted EBITDA and adjusted free cash flow. The Company also evaluates and presents its results of operations on a constant currency basis.
Management internally reviews these non-GAAP measures to evaluate performance and liquidity on a comparative period-to-period basis in terms of absolute performance, trends and expected future performance with respect to the Company’s business, and believes that these non-GAAP measures provide investors with an additional perspective on trends and underlying operating results on a period-to-period comparable basis.  The Company also believes that investors find this information helpful in understanding the ongoing performance of its operations as well as their ability to generate cash separate from items that may have a disproportionate positive or negative impact on its financial results in any particular period or that are considered to be associated with its capital structure.  These non-GAAP financial measures, however, have limitations as analytical tools, and should not be considered in isolation from, a substitute for, or superior to, the related financial information that Element Solutions reports in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements, and may not be completely comparable to similarly titled measures of other companies due to potential differences in calculation methods. In addition, these measures are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded or included in determining these non-GAAP financial measures. Investors are encouraged to review the definitions and reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate the Company's businesses.
The Company provides full year 2025 guidance for adjusted EBITDA on a non-GAAP basis only. Reconciliations of such forward-looking non-GAAP measures to GAAP are excluded in reliance upon the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K due to the inherent difficulty in forecasting and quantifying, without unreasonable efforts, certain amounts that are necessary for such reconciliations, including adjustments that could be made for restructurings, refinancings, impairments, divestitures, integration and acquisition-related expenses, share-based compensation amounts, non-recurring, unusual or unanticipated charges, expenses or gains, adjustments to inventory and other charges reflected in its reconciliations of historic numbers, the amount of which, based on historical experience, could be significant.
Constant Currency:
The Company discloses net sales and adjusted EBITDA on a constant currency basis by adjusting results to exclude the impact of changes due to the translation of foreign currencies of its international locations into U.S. dollar. Management believes this non-GAAP financial information facilitates period-to-period comparison in the analysis of trends in business performance, thereby providing valuable supplemental information regarding its results of operations, consistent with how the Company internally evaluates its financial results.
The impact of foreign currency translation is calculated by converting the Company's current-period local currency financial results into U.S. dollar using the prior period's exchange rates and comparing these adjusted amounts to its prior period reported results. The difference between actual growth rates and constant currency growth rates represents the estimated impact of foreign currency translation.

Organic Net Sales Growth:
Organic net sales growth is defined as net sales excluding the impact of foreign currency translation, changes due to the pass-through pricing of certain metals and acquisitions and/or divestitures, as applicable. Management believes this non-GAAP financial measure provides investors with a more complete understanding of the underlying net sales trends by providing comparable net sales over differing periods on a consistent basis.
The following table reconciles GAAP net sales growth to organic net sales growth for the three and nine months ended September 30, 2025:

	Three Months Ended September 30, 2025
	Reported Net Sales Growth	Impact of Currency	Constant Currency	Change in Pass-Through Metals Pricing	Divestitures	Organic Net Sales Growth
Electronics	11%	(1)%	10%	(2)%	—%	7%
Industrial & Specialty	(16)%	(2)%	(17)%	—%	17%	0%
Total	2%	(2)%	0%	(1)%	6%	5%

	Nine Months Ended September 30, 2025
	Reported Net Sales Growth	Impact of Currency	Constant Currency	Change in Pass-Through Metals Pricing	Divestitures	Organic Net Sales Growth
Electronics	12%	0%	12%	(3)%	—%	8%
Industrial & Specialty	(14)%	1%	(14)%	—%	13%	0%
Total	2%	0%	2%	(2)%	5%	5%
NOTE: Totals may not sum due to rounding.
For the three months ended September 30, 2025, Electronics' consolidated results were positively impacted by $9.2 million of pass-through metals pricing and Industrial & Specialty's consolidated results were negatively impacted by $38.9 million of divestitures. For the nine months ended September 30, 2025, Electronics' consolidated results were positively impacted by $37.6 million of pass-through metals pricing and Industrial & Specialty's consolidated results were negatively impacted $90.5 million of divestitures.
Adjusted Earnings Per Share (EPS):
Adjusted EPS is a key metric used by management to measure operating performance and trends as management believes the exclusion of certain expenses in calculating adjusted EPS facilitates operating performance comparisons on a period-to-period basis. Adjusted EPS is defined as net income adjusted to reflect adjustments consistent with the Company's definition of adjusted EBITDA. Additionally, the Company eliminates amortization expense associated with intangible assets, incremental depreciation associated with the step-up of fixed assets and incremental cost of sales associated with the step-up of inventories recognized in purchase accounting for acquisitions.
Further, the Company adjusts its effective tax rate to 20%, as described in footnote (9) under the reconciliation table below. This effective tax rate, which reflects the Company’s estimated long-term expectations for taxes to be paid on its adjusted non-GAAP earnings, is consistent with how management evaluates the Company’s financial performance. The Company also believes that providing a fixed rate facilitates comparisons of business performance from period to period. This non-GAAP effective tax rate is lower than the average of the statutory tax rates applicable to the Company’s jurisdictional mix of earnings, primarily because it reflects tax benefits derived from U.S. tax attribute carryforwards, which consist of operating losses and tax credits.
The resulting adjusted net income is then divided by the Company's adjusted common shares outstanding. Adjusted common shares outstanding represent the shares outstanding as of the balance sheet date for the quarter-to-date period and an average of each quarter for the year-to-date period plus shares issuable upon exercise or vesting of all outstanding equity awards (assuming a performance achievement target level for equity awards with targets considered probable).

The following table reconciles GAAP "Net income" to "Adjusted net income" and presents the number of adjusted common shares outstanding used in calculating adjusted EPS for each period presented below:

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
(dollars in millions, except per share amounts)		2025	2024	2025	2024
Net income		$39.3	$40.4	$184.8	$189.7
Income from discontinued operations, net of tax		—	—	—	(1.6)
Net income attributable to non-controlling interests		—	(0.1)	(0.1)	(0.2)
Reversal of amortization expense	(1)	28.6	29.4	84.3	89.4
Adjustment to reverse incremental depreciation expense from acquisitions	(1)	0.4	0.3	1.0	1.0
Restructuring expense (income)	(2)	1.5	(0.1)	4.7	5.7
Acquisition, integration and transaction expenses	(3)	11.0	6.3	22.6	11.3
Foreign exchange losses (gains) on intercompany loans	(4)	11.6	(13.5)	28.2	(24.2)
Loss (gain) on divestitures	(5)	7.0	—	(59.6)	—
Debt financing costs	(6)	—	0.4	1.8	0.4
Kuprion Acquisition research and development charge	(7)	—	—	—	3.9
Other, net	(8)	8.4	18.8	24.5	24.6
Tax effect of pre-tax non-GAAP adjustments	(9)	(13.7)	(8.3)	(21.5)	(22.4)
Adjustment to estimated effective tax rate	(9)	5.1	21.3	2.9	(11.4)
Adjusted net income		$99.2	$94.9	$273.6	$266.2

Adjusted earnings per share	(10)	$0.41	$0.39	$1.12	$1.09

Adjusted common shares outstanding	(10)	244.0	244.6	244.3	244.5
(1) The Company eliminates the amortization expense associated with intangible assets and incremental depreciation associated with the step-up of fixed assets recognized in purchase accounting for acquisitions. The Company believes these adjustments provide insight with respect to the cash flows necessary to maintain and enhance its product portfolio.
(2) The Company adjusts for costs of restructuring its operations, including those related to its acquired businesses. The Company adjusts these costs because it believes they are not reflective of ongoing operations.
(3) The Company adjusts for costs associated with acquisition, integration and transaction activity, including costs of obtaining related financing, legal and accounting fees and transfer taxes. The Company adjusts these costs because it believes they are not reflective of ongoing operations.
(4)     The Company adjusts for foreign exchange gains and losses on intercompany loans because it expects the period-to-period movement of the applicable currencies to offset on a long-term basis and because these gains and losses are not fully realized due to their long-term nature. The Company does not exclude foreign exchange gains and losses on short-term intercompany and third-party payables and receivables.
(5)     The Company adjusts for the gain on the sale of its MacDermid Graphics Solutions business and the loss on other immaterial divestiture activity because it believes they are not reflective of ongoing operations.
(6)     The Company adjusts for costs related to the partial prepayment of its term loans B-3 because it believes these costs are not reflective of ongoing operations.
(7)     The Company adjusts for research and development costs associated with contingent consideration related to the acquisition of Kuprion, Inc. The Company adjusts these costs because it believes they are not reflective of ongoing operations.
(8)    The Company's adjustments include: unrealized losses on metals derivative contracts of $6.5 million and $1.6 million for three months ended September 30, 2025 and 2024, respectively and $13.3 million and $3.0 million for the nine months ended September 30, 2025 and 2024, respectively; highly inflationary accounting losses for its operations in Turkey of $1.2 million and $1.0 million for three months ended September 30, 2025 and 2024, respectively and $4.1 million and $3.1 million for the nine months ended September 30, 2025 and 2024, respectively; and an $11.4 million non-cash available-for-sale debt security impairment charge in the third quarter of 2024. In addition, the Company adjusts for certain professional consulting fees. The Company adjusts for unrealized gains/losses on metals derivative contracts and highly inflationary accounting impacts for its operations in Turkey as it believes it provides a more meaningful comparison of its performance between periods. The Company adjusts for the available-for-sale debt security impairment and certain professional consulting fees because it believes they are not reflective of ongoing operations.

(9)     The Company uses a non-GAAP effective tax rate of 20%. This rate, which reflects the Company's estimated long-term expectations for taxes to be paid on its adjusted non-GAAP earnings, is consistent with how management evaluates the Company's financial performance. The Company also believes that providing a fixed rate facilitates comparisons of business performance from period to period. This non-GAAP effective tax rate is lower than the average of the statutory tax rates applicable to the Company's jurisdictional mix of earnings, primarily because it reflects tax benefits derived from U.S. tax attribute carryforwards, which consist of operating losses and tax credits. These economic benefits are expected to recur through 2028. Without taking into account these benefits derived from its U.S. tax attribute carryforwards and other similar adjustments, the Company's non-GAAP effective tax rate would have been 23.7% which would have resulted in a $0.05 reduction in Adjusted EPS for the nine months ended September 30, 2025.
(10) The Company defines "Adjusted common shares outstanding" as the number of shares of its common stock outstanding as of the balance sheet date for the quarter-to-date period and an average of each quarter for the year-to-date period, plus the shares issuable upon exercise or vesting of all outstanding equity awards (assuming a performance achievement target level for equity awards with targets considered probable). The Company adjusts the number of its outstanding common shares for this calculation as it believes it provides a better understanding of its results of operations on a per share basis. See the table below for further information.
Adjusted Common Shares Outstanding at September 30, 2025 and 2024
The following table shows the Company's adjusted common shares outstanding at each period presented:

	September 30,		Year-to-Date Average
			September 30,
(amounts in millions)	2025	2024	2025	2024
Basic common shares outstanding	242.0	242.2	242.0	242.1
Number of shares issuable upon vesting of granted Equity Awards	2.0	2.4	2.3	2.4
Adjusted common shares outstanding	244.0	244.6	244.3	244.5
EBITDA and Adjusted EBITDA:
EBITDA represents earnings before interest, provision for income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA, excluding the impact of additional items included in GAAP earnings which the Company believes are not representative or indicative of its ongoing business or are considered to be associated with its capital structure, as described in the footnotes located under the "Adjusted Earnings Per Share (EPS)" reconciliation table above. Adjusted EBITDA for each segment also includes an allocation of corporate costs, such as compensation expense and professional fees. Management believes adjusted EBITDA and adjusted EBITDA margin provide investors with a more complete understanding of the long-term profitability trends of the Company's business and facilitate comparisons of its profitability to prior and future periods.

The following table reconciles GAAP "Net income" to "Adjusted EBITDA" for each of the periods presented:

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
(dollars in millions)		2025	2024	2025	2024
Net income		$39.3	$40.4	$184.8	$189.7
Add (subtract):
Income from discontinued operations, net of tax		—	—	—	(1.6)
Income tax expense		16.2	36.8	49.8	32.8
Interest expense, net		13.3	14.2	40.5	42.4
Depreciation expense		10.0	10.0	29.7	30.4
Amortization expense		28.6	29.4	84.3	89.4
EBITDA		107.4	130.8	389.1	383.1
Adjustments to reconcile to Adjusted EBITDA:
Restructuring expense (income)	(2)	1.5	(0.1)	4.7	5.7
Acquisition, integration and transaction expenses	(3)	11.0	6.3	22.6	11.3
Foreign exchange losses (gains) on intercompany loans	(4)	11.6	(13.5)	28.2	(24.2)
Loss (gain) on divestitures	(5)	7.0	—	(59.6)	—
Debt financing costs	(6)	—	0.4	1.8	0.4
Kuprion Acquisition research and development charge	(7)	—	—	—	3.9
Other, net	(8)	8.4	18.8	24.5	24.6
Adjusted EBITDA		146.9	142.7	411.3	404.8
MacDermid Graphics Solutions Adjusted EBITDA		—	9.3	5.3	24.6
Adjusted EBITDA excluding MacDermid Graphics Solutions (1)		$146.9	$133.4	$406.0	$380.2
(1) Assumes that the MacDermid Graphics Solutions transaction had closed on January 1, 2024.
NOTE: For the remaining footnote descriptions, please refer to the footnotes located under the "Adjusted Earnings Per Share (EPS)" reconciliation table above.
Free Cash Flow and Adjusted Free Cash Flow:
Free cash flow is defined as net cash flows from operating activities less net capital expenditures. Adjusted free cash flow for the three and nine months ended September 30, 2025 is defined as net cash flows from operating activities less (1) net capital expenditures, (2) non-recurring payments associated with a multi-year tax settlement and (3) professional fees, non-recurring expenses and taxes paid in association with the sale of MacDermid Graphics Solutions. Net capital expenditures include capital expenditures less proceeds from the disposal of property, plant and equipment. Management believes that these non-GAAP metrics, which measure the Company’s ability to generate cash from its business operations, are important financial measures for evaluating the Company's liquidity. Free cash flow and adjusted free cash flow should be considered as additional measures of liquidity to, rather than as substitutes for, net cash provided by operating activities.

The following table reconciles "Cash flows from operating activities" to "Free cash flow" or "Adjusted free cash flow," as applicable, for the periods presented:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,		Outlook
(dollars in millions)	2025	2024	2025	2024	2025
Cash flows from operating activities	$100.1	$98.5	$198.7	$223.3	~$326
Capital expenditures	(16.5)	(12.6)	(45.2)	(46.1)	~(65)
Proceeds from disposal of property, plant and equipment	0.1	—	0.8	—	~0
Adjustments	0.4		18.7		~19
Free cash flow	$84.1	$85.9	$173.0	$177.2	~$280

Investor Relations Contact:	Media Contact:
Varun Gokarn Vice President, Strategy and Integration Element Solutions Inc 1-203-952-0369 IR@elementsolutionsinc.com	Scott Bisang / Ed Hammond / Tali Epstein Collected Strategies 1-212-379-2072 esi@collectedstrategies.com